                                                                      EXHIBIT 11

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
               COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                    (in millions, except per share amounts)



                                                              Twelve Weeks Ended    Twenty-four Weeks Ended
                                                              ------------------    -----------------------
                                                              June 17,  June 18,     June 17,     June 18,
                                                                1994      1993         1994         1993
                                                              --------  --------     --------     --------

Net income (loss)..........................................   $   --    $   36       $  (18)      $   53
Less:  Dividends onconvertible preferred stock.............                 (4)                       (8)
                                                              ------    ------       ------       ------
Net income (loss) availablefor common shareholders.........   $   --    $   32       $  (18)      $   45
                                                              ======    ======       ======       ======
Primary Earnings (Loss) Per Common Share
- - ----------------------------------------

Shares:

 Weighted average number of common shares outstanding......    152.3     102.5        149.6        102.0
 Assuming distribution of common shares issuable for
  warrants in 1994 and granted under comprehensive
  stock plan, less shares assumed purchased at
  average market (2).......................................       --       7.0           --          6.9
 Assuming distribution of common shares reserved under
  employee stock purchase plan, based on withholdings to
  date, less shares assumed purchased at average
  market (2)...............................................       --         --          --           .1
                                                              ------    ------       ------       ------
                                                               152.3     109.5        149.6        109.0
                                                              ======    ======       ======       ======
Primary Earnings (Loss) Per Common Share...................   $   --    $  .29       $ (.12)      $  .42
                                                              ======    ======       ======       ======

Fully Diluted Earnings (Loss) Per Common Share
- - ----------------------------------------------
Shares:
 Weighted average number of common shares utstanding.......    152.3     102.5        149.6        102.0
 Assuming distribution of common shares issuable for
  warrants in 1994 and granted under comprehensive
  stock plan, less shares assumed purchased at
  higher of average or ending market (2)...................       --       7.0           --          7.0
 Assuming distribution of common shares reserved under
  employee stock purchase plan, based on withholdings
  to date, less shares assumed purchased at higher of
  average or ending market (2).............................       --        .1           --           .1
 Assuming issuance of common shares upon conversion of
  convertible subordinated debt (1)........................       --        --           --           --
 Assuming issuance of common shares uponconversion of
  convertible preferred stock (1)..........................       --        --           --           --
                                                               ------   ------       ------       ------
                                                               152.3     109.6        149.6        109.1
                                                              ======    ======       ======       ======
Fully Diluted Earnings (Loss) Per Common Share.............   $   --    $  .29       $ (.12)      $  .42
                                                              ======    ======       ======       ======

____________
(1) Convertible subordinated debt and convertible preferred stock, issued in 1991, were antidilutive in the twelve and twenty-four week periods ended June 17, 1994 and June 18, 1993.

(2) Common equivalent shares and other potentially dilutive securities were anti-dilutive in the twelve and twenty-four week period ended June 17, 1994.